                                                                      Exhibit 21

                                 SUBSIDIARIES
                                      OF
                              VAIL RESORTS, INC.


                                                         State of
              Name                                     Incorporation                           Trade Names
------------------------------------------------       -------------           -------------------------------------------
Gillett Group Management, Inc.                           Delaware
Gillett Broadcasting of Maryland, Inc.                   Delaware
GHTV, Inc.                                               Delaware
Gillett Broadcasting, Inc.                               Delaware
Vail Holdings, Inc.                                      Colorado
The Vail Corporation                                     Colorado              "Vail Associates, Inc." and "Vail Resorts
                                                                               Management Company"
Avon Partners, LLC                                       Colorado
Beaver Creek Associates, Inc.                            Colorado
Beaver Creek Food Services, Inc.                         Colorado              "Beaver Creek Mountain Dining Company"
Boulder/Beaver, LLC                                      Colorado
Beaver Creek Consultants, Inc.                           Colorado
BC Housing, LLC                                          Colorado
Eagle Park Reservoir Company                             Colorado
Eclipse Television & Sports Marketing, LLC               Colorado
Forest Ridge Holdings, Inc.                              Colorado
Grand Teton Lodge Company                                Wyoming
Colter Bay Corporation                                   Wyoming
Gros Ventre Utility Company                              Wyoming
Jackson Hole Golf & Tennis Club                          Wyoming
Jackson Lake Lodge Corporation                           Wyoming
Jenny Lake Lodge, Inc.                                   Wyoming
Larkspur Restaurant & Bar, LLC                           Colorado
Lodge Properties, Inc.                                   Colorado              "The Lodge at Vail"
Lodge Realty, Inc.                                       Colorado
perfectresorts.com, inc.                                 Delaware
SSI Venture, LLC                                         Colorado              "Specialty Sports Venture LLC" and
                                                                               "Specialty Sports Network"
Vail/Arrowhead, Inc.                                     Colorado
Vail Resorts Holdings, Inc.                              Colorado
Vail Associates Investments, Inc.                        Colorado
Vail/Beaver Creek Resort Properties, Inc.                Colorado

                                                         State of
              Name                                     Incorporation                           Trade Names
------------------------------------------------       -------------           -------------------------------------------
Vail Food Services, Inc.                                 Colorado              "Vail Mountain Dining Company"
Vail Resorts Development Company                         Colorado
Vail Associates Consultants, Inc.                        Colorado
Vail Associates Holdings, Ltd.                           Colorado
Vail Associates Management Company                       Colorado
Vail Associates Real Estate, Inc.                        Colorado
Slifer Smith & Frampton/Vail Associates Real Estate,     Colorado
 LLC
Vail/Battle Mountain, Inc.                               Colorado
Vail Summit Resorts, Inc.                                Colorado              "Breckenridge Ski Resort, Inc." and
                                                                               "Keystone Resort, Inc." and "Ralston
                                                                               Resorts, Inc."
Keystone Conference Services, Inc.                       Colorado
Keystone Development Sales, Inc.                         Colorado
Keystone Food and Beverage Company                       Colorado
Keystone/Intrawest, LLC                                  Colorado
Keystone Resort Property Management Company              Colorado
Property Management Acquisition Corp., Inc.              Tennessee
The Village at Breckenridge Acquisition Corp., Inc.      Tennessee
Clinton Ditch & Reservoir Company                        Colorado
Vail Trademarks, Inc.                                    Colorado

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